Exhibit 99.1
RRI ENERGY, INC.
YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of RRI Energy, Inc.
common stock for the [     ], 2010 Special Meeting of Stockholders.
YOU CAN VOTE TODAY IN ONE OF THREE WAYS:
1.
Vote by Telephone–Please call toll-free at 1-866-233-5368 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-1347.)

OR
2.	Vote by Internet–Please access https://www.proxyvotenow.com/rri and follow the simple instructions on the screen. Please note you must type an “s” after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR
3.
Vote by Mail–If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: RRI Energy, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS 1, 2, 3, 4 and 5.

1. Proposal to approve the issuance of common stock of RRI Energy, Inc., par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of April 11, 2010, by and among RRI Energy, Inc., RRI Energy Holdings, Inc. and Mirant Corporation.
FOR	AGAINST	ABSTAIN	3. Proposal to approve an amendment to the restated certificate of incorporation of RRI Energy, Inc. to change the corporate name from “RRI Energy, Inc.” to “GenOn Energy, Inc.”	FOR	AGAINST	ABSTAIN
☐	☐	☐		☐	☐	☐

			4. Proposal to approve the GenOn Energy, Inc. 2010 Omnibus Incentive Plan.	☐	☐	☐

2. Proposal to approve amendments to RRI Energy, Inc.’s restated certificate of incorporation that would effect a reverse stock split of common stock, pursuant to which 3, 3.5, 4, 4.5 or 5 issued and outstanding shares of common stock of RRI Energy, Inc., as determined by the RRI board of directors, would be combined and reclassified into one share of common stock of RRI Energy, Inc., and pursuant to which the total number of authorized shares of common stock and preferred stock of RRI Energy, Inc. would be proportionately reduced.
☐	☐	☐	5. Proposal to approve any motion to adjourn the RRI special meeting, if necessary, to solicit additional proxies.	☐	☐	☐

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any postponement or adjournment thereof.

, 2010

Date

Signature

Signature

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title. Corporations should sign in full name of corporation by an authorized officer.

PLEASE VOTE TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO VOTE.
▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

P
R
O
X
Y

RRI ENERGY, INC.

SPECIAL MEETING OF STOCKHOLDERS – [ ], 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Michael L. Jines and Allison B. Cunningham and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of RRI Energy, Inc. held of record or in an applicable plan by the undersigned at the close of business on [     ], 2010, at the Special Meeting of Stockholders to be held at the , at [     ]., Central Time, on [     ], [     ], 2010, or any postponement or adjournment thereof.
This proxy, when properly executed and returned, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is made, this proxy will be voted as recommended by the board of directors of RRI Energy, Inc.
If the undersigned has a beneficial interest in shares held in the RRI Energy, Inc. Savings Plan (formerly the Reliant Energy, Inc. Savings Plan) or the RRI Energy, Inc. Union Savings Plan (formerly the Reliant Energy, Inc. Union Savings Plan), voting instructions with respect to such plan shares may be provided by completing and returning this proxy card or by use of the telephone or Internet service described in the proxy statement. The plan trustee will vote the shares in the undersigned’s account in accordance with the instructions provided. The instructions by proxy card, telephone or Internet must be provided by 11:59 p.m., Eastern Time, on [      ], 2010. If the instructions are not timely provided, the plan trustee will vote the shares in the same proportion as the shares for which timely instructions were received, unless to do so would be inconsistent with the Employee Retirement Income Security Act of 1974, as amended.
The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders of any adjournment or postponement thereof, and hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement furnished herewith.
IMPORTANT – THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.